EXHIBIT 23.0




                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated February 28, 2002 on the financial statements contained in Form SB-2, amendment 2 of Can-Cal Resources, Ltd. for the years ended December 31, 2001 and 2000.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
April 18, 2002

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